FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of December 1, 2020, by and between WESTERN ALLIANCE BANK, an Arizona corporation (“Bank”), and ARCTURUS THERAPEUTICS, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 12, 2018, as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                   The following definitions in Section 1.1 of the Agreement hereby are added, amended or restated to read as follows:

“Fourth Amendment Effective Date” means December 1, 2020.

“Manufacturing Support Agreement” means that certain Manufacturing Support Agreement, dated as of the Fourth Amendment Effective Date, between Borrower and the Singapore Economic Development Board, as in effect as of the Fourth Amendment Effective Date.

“Singapore Economic Development Board” means that certain statutory board established in the Republic of Singapore pursuant to that certain statute under Singapore law entitled the Economic Development Board Act (Cap. 85), and with an address of 250, North Bridge Road, #28-00 Raffles City Tower, Singapore 179101.

“Singapore Economic Development Board Loan Collateral” has the meaning ascribed to the term “Collateral” in the Singapore Economic Development Board Security Agreement as in effect as of the Fourth Amendment Effective Date.

“Singapore Economic Development Board Loan Documents” are the Manufacturing Support Agreement, the Singapore Economic Development Board Security Agreement, the other “Transaction Documents” (as defined in the Manufacturing Support Agreement) and all other transactional documents, together with all instruments, agreements, exhibits and other attachments, required and/or executed and/or delivered in connection with, and evidencing, the Singapore Economic Development Board Loan Obligations.

“Singapore Economic Development Board Loan Obligations” means the term loan facility provided by the Singapore Economic Development Board in the maximum aggregate principal amount of Forty Five Million Dollars ($45,000,000.00) pursuant to the Manufacturing Support Agreement, together with any interest thereon and any other “Secured Obligations” (as defined in the Singapore Economic Development Board Security Agreement).

“Singapore Economic Development Board Security Agreement” means the Security Agreement dated November 27, 2020, entered into between Borrower and the Singapore Economic Development Board, as in effect as of the Fourth Amendment Effective Date.

2.                   The definition of “Permitted Indebtedness” in Section 1.1 of the Agreement hereby is amended by deleting “and” at the end of clause (g); adding “and” to the end of clause (h); and adding the following new clause (i) thereafter to read as follows:

“(i) Indebtedness consisting of the Singapore Economic Development Board Loan Obligations.”

3.                   The definition of “Permitted Liens” in Section 1.1 of the Agreement hereby is amended by deleting “and” at the end of clause (j); adding “and” at the end of clause (k); and adding the following new clause (l) thereafter to read as follows:

“(l) Liens in favor of the Singapore Economic Development Board created or otherwise arising in connection with the Singapore Economic Development Board Loan Obligations (the “Singapore Economic Development Board Liens”); provided, however, that such Singapore Economic Development Board Liens are limited at all times to the Singapore Economic Development Board Loan Collateral.”

4.                   Section 6.3 of the Agreement hereby is amended by adding the following paragraph to the end of such section:

“Borrower shall deliver to Bank, (a) as soon as available, but no later than thirty (30) days after the end of each calendar quarter, a report setting forth (i) the outstanding balance of the Singapore Economic Development Board Loan Obligations, including any principal and capitalized interest, (ii) all amounts prepaid or repaid thereunder, including any amounts prepaid or repaid under Section 10 of the Manufacturing Support Agreement and (iii) a detailed list of materials, equipment, manufacturing slots and all other items purchased with the proceeds of the Singapore Economic Development Board Loan Obligations and (b) a copy of all reporting delivered to the Singapore Economic Development Board as required under the Singapore Economic Development Board Loan Documents (which shall be delivered to Bank concurrently with any such delivery to the Singapore Economic Development Board).”

5.                   Section 7.9 of the Agreement hereby is amended and restated in its entirety to read as follows:

“7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent, or permit any holder of any Subordinated Debt to make or assert a secured claim with respect to any of the Collateral. For the avoidance of doubt, the Singapore Economic Development Board Loan Obligations shall not be considered Subordinated Debt or otherwise be subordinated to the Obligations.”

6.                   Section 8.6 of the Agreement hereby is amended and restated in its entirety to read as follows:

“8.6 Other Agreements. If there is a default or other failure to perform (x) under the Singapore Economic Development Board Loan Documents, or (y) in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000.00) or which could reasonably be expected to have a Material Adverse Effect;”

7.                   Exhibit A to the Agreement hereby is replaced with Exhibit A attached hereto.

8.                   Exhibit D to the Agreement hereby is replaced with Exhibit D attached hereto.

9.                   No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

10.                Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

11.                Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct in all material respects as of the date of this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), and that no Event of Default has occurred and is continuing.

12.                As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                 this Amendment, duly executed by Borrower;

(b)                fully executed copies of the Manufacturing Support Agreement, the Singapore Economic Development Board Security Agreement, and the other Singapore Economic Development Board Loan Documents;

(c)                 a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(d)                UCC Financing Statement Amendment;

(e)                 all reasonable Bank Expenses incurred through the date of this Amendment, which, following notice from Bank to Borrower, may be debited from any of Borrower's accounts; and

(f)                  such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

13.                This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ARCTURUS THERAPEUTICS, INC., a Delaware corporation

By: /s/ Pad Chivukula
Name: Pad Chivukula Title: Chief Operating Officer

WESTERN ALLIANCE BANK, an Arizona corporation

By: /s/ Authorized Signatory
Name: Authorized Signatory Title: Authorized Signatory